Exhibit 23.2

KPMG LLP

Suite 1400

2323 Ross Avenue

Dallas, TX 75201-2721

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Exela Technologies, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Dallas, Texas
January 26, 2018

KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.